EXHIBIT 4.3


                              CERTIFICATE OF TRUST

                                       OF

                         NEW YORK BANCORP CAPITAL TRUST

            THIS Certificate of Trust of New York Bancorp Capital Trust (the "Trust"), dated as of August 28, 1997, is being duly executed and filed by the undersigned, as trustees, to create a business trust under the Delaware Business Trust Act (12 Del. C. ss. 3801, et seq.).

            1. Name: The name of the business trust created hereby is New York Bancorp Capital Trust.

            2. Delaware Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware are The Bank of New York (Delaware), White Clay Center, Route 273, Newark, Newcastle County, Delaware 19711.

            3. Effective Date. This Certificate of Trust shall be effective upon filing.

            IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have executed this Certificate of Trust as of the date first above written.


                        THE BANK OF NEW YORK (DELAWARE), not in its individual capacity but solely as trustee of the Trust

                        By:  /s/ Mary Jane Morrissey
                            --------------------------------------
                              Name: Mary Jane Morrissey
                              Title: Authorized Signatory


                        THE BANK OF NEW YORK, not in its
                        individual capacity but solely as trustee of the Trust

                        By:  /s/ Timothy J. Shea
                            --------------------------------------
                              Name: Timothy J. Shea
                              Title: Assistant Treasurer


                            /s/ Stan I. Cohen
                            --------------------------------------
                              STAN I. COHEN, not in his individual
                              capacity but solely as initial
                              trustee of the Trust







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